UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 16, 2021

hopTo Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21683	13-3899021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Loudon Road, Suite 200, Concord NH	03301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 472-7466

Securities registered pursuant to the 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange upon which registered
Common	HPTO	OTC Markets

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

[ ]	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

[ ]	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders

On February 16, 2021, hopTo Inc., a Delaware corporation (“hopTo” or the “Company”), entered into a Second Amendment to Rights Agreement (the “Second Amendement”) with American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”) to (i) extend the Final Expiration Date, as defined in the Rights Agreement, to the close of business on February 16, 2031 and (ii) to provide for the construction of the Rights Agreement and all other related documents in a manner consistent with the extension of the Final Expiration Date.

The foregoing summary of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01 Exhibits and Financial Statements.

Exhibit No.	Description
4.1	Second Amendment to Rights Agreement, dated as of February 16 2021, by and between hopTo, Inc. and American Stock Transfer & Trust Company LLC, as rights agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, as of February 19, 2021.

hopTo Inc.

By:	/s/ Jonathon R. Skeels
Name:	Jonathon R. Skeels
Title:	Chief Executive Officer